UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 20, 2021

PERSHING SQUARE TONTINE HOLDINGS, LTD.

(Exact name of registrant as specified in its charter)

Delaware	001-39396	83-0930174
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

787 Eleventh Avenue, Ninth Floor

New York, NY 10019

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (212) 813-3700

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☒	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	PSTH	New York Stock Exchange
Redeemable warrants, each whole warrant exercisable for one share of Class A Common Stock at an exercise price of $23.00	PSTH.WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry Into a Material Definitive Agreement.

Share Purchase Agreement

On June 20, 2021, Pershing Square Tontine Holdings, Ltd. (the “Company”), a Delaware corporation, and Vivendi S.E. (“Vivendi”), a European limited company (société européenne), entered into a Share Purchase Agreement (the “Share Purchase Agreement”), pursuant to which the Company will acquire from Vivendi a number of ordinary shares, par value €10 per share, representing approximately 10% of the share capital and voting rights, on a fully diluted basis, of Universal Music Group B.V. (“UMG”) (the “UMG Shares”), a private company with limited liability organized under the laws of the Netherlands (the “Share Purchase”), for a purchase price of $3,949,340,400.00 (the “Purchase Price”) in connection with Vivendi’s previously announced plans to list and admit to trading the shares in UMG on the regulated markets of Euronext Amsterdam N.V. and to distribute 60% of the share capital of UMG to Vivendi shareholders (the “Listing”), following which the UMG Shares will be distributed to the Company’s stockholders. The transactions contemplated by the Share Purchase Agreement, the Offers (as defined herein) and related matters are referred to collectively as the “Transactions”.

The Share Purchase Agreement contains customary representations and warranties of the parties thereto and customary covenants of Vivendi with respect to the operation of UMG’s business in the ordinary course during the period prior to the closing of the Share Purchase (the “Closing”). In addition, the Company covenants to commence (i) a redemption tender offer to holders of its Class A Common Stock to satisfy their redemption rights (the “Redemption Tender Offer”) and (ii) an exchange offer to exchange the Company’s outstanding Distributable Redeemable Warrants for shares of Class A Common Stock (the “Warrant Exchange Offer” and together with the Redemption Tender Offer, the “Offers”), as soon as practicable but in no case earlier than July 8, 2021 and in each case in accordance with the rules and regulations of the Securities Exchange Act of 1934, as amended.

The closing of the Share Purchase (the “Closing”), is subject to (i) a condition in favor of the Company, that the aggregate redemption price of all Class A Common Stock paid upon completion of the Redemption Tender Offer does not exceed $1 billion in the aggregate, (ii) a condition in favor of Vivendi that its shareholders approve the “Listing” at Vivendi’s General Shareholders’ Meeting convened for June 22, 2021 (the “Vivendi General Meeting”), (iii) a requirement that at and after giving effect to the Closing, the Company will hold at least $1 billion of cash and marketable securities and (iv) other customary closing conditions.

The Share Purchase Agreement includes customary termination provisions and may also be terminated by Vivendi if the Listing and related matters are not approved at the Vivendi General Meeting.

The foregoing description of the Share Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Share Purchase Agreement, which the Company intends to file as an exhibit to a Current Report on Form 8-K on or about June 23, 2021.

Pershing Entities Letter

In connection with the Company’s entry into the Share Purchase Agreement, the Company, Pershing Square TH Sponsor, LLC (the “Sponsor”), the Company’s sponsor, funds affiliated with the Sponsor (the “Pershing Square Funds”, and the Company’s independent directors entered into a letter agreement (the “Pershing Entities Letter”). The Pershing Entities Letter provides that the parties thereto agree to certain matters and to take various actions including:

•

the Company and the Pershing Square Funds agreeing to amend and restate the Forward Purchase Agreement dated June 21, 2020 between the Company and the Pershing Square Funds (the “Forward Purchase Agreement”), the Pershing Square Funds fulfilling their pro rata share of their commitment to purchase $1.6 billion of Forward Purchase Units (as defined below) pursuant to the Forward Purchase Agreement (the “Pershing Square Funds Commitment”) and the treatment of the warrants issued as part of the Forward Purchase Units, whereby 1/3rd of such warrants will be exchanged for shares of Class A Common Stock at the same exchange ratio as in the Warrant Exchange Offer;

•

The company’s directors who are parties to Director Forward Purchase Agreements, dated July 21, 2020 (the “Director Forward Purchase Agreements”) agreeing to the treatment of the warrants issued as part of the units issuable pursuant to the Director Forward Purchase Agreements (which consist of one share of Class A Common Stock and one-third of one warrant at a price of $20.00 per unit), whereby 1/3rd of such warrants will be exchanged for shares of Class A Common Stock at the same exchange ratio as in the Warrant Exchange Offer;

•	the Company and the Sponsor entering into certain amendments to the Sponsor Warrant Agreement, dated July 21, 2020, between the Company and Continental Stock Transfer & Trust Company; and

•	the Company and its directors (excluding William A. Ackman) entering into amendments to the various director warrant agreements.

The foregoing description of the Pershing Entities Letter does not purport to be complete and is qualified in its entirety by reference to the full text of the Pershing Entities Letter, which the Company intends to file as an exhibit to a Current Report on Form 8-K on or about June 23, 2021.

Registration Rights Agreement

On June 20, 2021, in connection with the Company and Vivendi’s entry into the Share Purchase Agreement, the Company, the Sponsor and UMG entered into a Registration Rights Agreement (the “Registration Rights Agreement”) in order to provide for the filing of a registration statement with the SEC in respect of the distribution of UMG Shares (the “Distribution Registration Statement”) for purposes of the distribution of the UMG Shares to the Company’s stockholders (the “Distribution”) and certain related matters. The Registration Rights Agreement provides that beginning on the earlier of (i) the date on which Vivendi distributes the UMG ordinary shares held by to its shareholders and (ii) October 1, 2021, UMG shall prepare and, as promptly thereafter as practicable, file with the SEC the Registration Statement.

In addition, pursuant to the Registration Rights Agreement, UMG agrees to provide to the Company certain specified information regarding its business, financial condition and results of operations and financial statements as is reasonably necessary for the preparation and filing of the documents that will be used by the Company in connection with the Redemption Tender Offer and the Warrant Exchange Offer.

The foregoing description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Registration Rights Agreement, which the Company intends to file as an exhibit to a Current Report on Form 8-K on or about June 23, 2021.

Indemnification Agreement

On June 20, 2021, the Company and Vivendi entered into an Indemnification Agreement, pursuant to which the Company will provide a customary securities law indemnification to Vivendi and certain of if its affiliated persons in connection with the Distribution and the Offers (as defined below).

In addition to providing customary representations and warranties, pursuant to the Indemnification Agreement, the Company also represents and warrants that after giving effect to the Pershing Funds Commitment, the Company shall have $1.0 billion of cash and marketable securities (as defined under U.S. GAAP).

The foregoing description of the Indemnification Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Indemnification Agreement, which the Company intends to file as an exhibit to a Current Report on Form 8-K on or about June 23, 2021.

The documents summarized in this Item 1.01 contain representations, warranties and covenants that the parties made to each other as of the dates of such documents or other specific dates. The assertions embodied in those representations, warranties and covenants were made for purposes of the contract among the parties and are subject to important qualifications and limitations agreed to by the parties in connection with negotiating the documents. These documents have been attached to provide investors with information regarding their terms and is not intended to provide any other factual information about the Company, Vivendi or UMG any of the other parties’ thereto, or any affiliates of the parties thereto.

In particular, the representations, warranties, covenants and agreements contained in the Share Purchase Agreement, which were made only for purposes of the Share Purchase Agreement and as of specific dates, were solely for the benefit of the parties to the Share Purchase Agreement, may be subject to limitations agreed upon by the contracting parties and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors and reports and documents filed with the SEC. Investors should not rely on the representations, warranties, covenants and agreements, or any descriptions thereof, as characterizations of the actual state of facts or condition of any party to the Share Purchase Agreement. In addition, the representations, warranties, covenants and agreements and other terms of the Share Purchase Agreement may be subject to subsequent waiver or modification. Moreover, information concerning the subject matter of the representations and warranties and other terms may change after the date of the Share Purchase Agreement, which subsequent information may or may not be fully reflected in the Company’s, Vivendi’s or UMG’s public disclosures.

Item 8.01.	Other Events

In addition to the documents described under Item 1.01 of this Current Report on Form 8-K, certain other matters were addressed by the parties in connection with the execution of the Share Purchase Agreement:

•

The Pershing Square Funds have each agreed (severally but not jointly) to fulfill or cause to be fulfilled a purchase commitment for such fund’s pro rata share of $1.6 billion of units comprised of one share of Class A Common Stock and one-third of one warrant the (“Forward Purchase Units”), pursuant to the Forward Purchase Agreement. The Pershing Square Funds Commitment is comprised of $1.0 billion of Forward Purchase Units purchased in accordance with the “Committed Purchase” pursuant to the Forward Purchase Agreement which obligates the Pershing Square Funds to purchase $1.0 billion of Forward Purchase Units at or prior to the consummation of the Company’s initial business combination and $600 million of Forward Purchase Units purchased pursuant to the “Additional Purchase”, which provides that the Pershing Square Funds may elect to purchase up to $2.0 billion of additional Forward Purchase Units at or prior to the consummation of the Company’s initial business combination.

The Company also announced that it will be conducting the Redemption Tender Offer to satisfy their redemption rights and the Warrant Exchange Offer. The Warrant Exchange Offer will offer holders of the Company’s currently outstanding Distributable Redeemable Warrants the opportunity to exchange their Distributable Redeemable Warrants for shares of Class A Common Stock. The exchange ratio for the Warrant Exchange Offer will be determined based on (i) the volume-weighted average price of the Company’s Class A Common Stock during ten consecutive trading days prior to the launch of the Warrant Exchange Offer and (ii) row 1 of the cashless exercise redemption table that appears on page 166 of the final prospectus for the Company’s IPO, dated July 21, 2020.

The Share Purchase Agreement provides that the Offers will be commenced as soon as practicable but in no event earlier than July 8, 2021. The Offers will only be made pursuant to offers to purchase or exchange, letters of transmittal and related materials that will be filed with the applicable Schedule TO on the commencement date of each Offer.

On June 20, 2021 in connection with the announcement of the Transactions, the Company issued a Press Release discussing the Transactions and the Company also released a presentation (the “Transaction Overview”) which provides further detail regarding the Transactions and related matters. The Company also issued a Press Release regarding the release of the Transaction Overview. The Press Release, the Transaction Overview and the press release regarding the Transaction Overview are attached as Exhibits 99.1, 99.2 and 99.3 respectively and are incorporated by reference herein.

Additional Information and Where to Find It

This Current Report on Form 8-K does not constitute an offer to sell or buy or the solicitation of an offer to buy or sell any securities.

The proposed Transactions described in this Current Report on Form 8-K have not yet commenced, may proceed on materially different terms and may not occur at all. This Current Report on Form 8-K is for informational purposes only. This Current Report on Form 8-K is not a recommendation to buy, sell or exchange any securities, and it is neither an offer to purchase nor a solicitation of an offer to sell securities. The Offers will only be made pursuant to offers to purchase or exchange, letters of transmittal and related materials that will be filed with the applicable Schedule TO on the commencement date of each Offer. The Company’s shareholders and warrant holders should read those materials carefully because they will contain important information, including the various terms of, and conditions to, the Offers. The Company’s shareholders and warrant holders will be able to obtain free copies of those materials as well as the other documents that the Company and Special Purpose Rights Acquisition Company (“SPARC”) will be filing with the SEC, which will contain important information about the Company, SPARC, the Offers and the proposed Transactions, at the SEC’s website at www.sec.gov.

FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K contains certain forward-looking statements within the meaning of the federal securities laws with respect to the proposed Transactions, including statements regarding the benefits of the Transactions, the anticipated timing of the proposed Transactions, the services offered by UMG and the markets in which it operates. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this release, including but not limited to: (i) the risk that the proposed Transactions may not be completed in a timely manner or at all, or may be completed on terms materially different from those described herein, which may adversely affect the price of the Company’s securities, (ii) the risk that the proposed Transactions may not be completed by the Company’s business combination deadline and the potential failure to obtain an extension of the business combination deadline if sought by the Company, (iii) the failure to satisfy the conditions to the consummation of any aspect of the proposed Transactions, (iv) the lack of a third party valuation in determining whether or not to pursue the proposed Transactions, (v) the occurrence of any event, change or other circumstance that could give rise to the proposed Transactions not occurring, (vi) the effect of the announcement or pendency of the proposed Transactions on UMG’s business relationships, performance, and business generally, (vii) the outcome of any legal proceedings that may be instituted against the Company, SPARC, Vivendi, UMG or their respective directors or officers related announcement of the proposed Transactions, (viii) the amount of the costs, fees, expenses and other charges related to the proposed Transactions, (ix) the ability to maintain the listing of the Company’s securities on NYSE or list on Nasdaq, (x) the price of the Company’s securities may be volatile due to a variety of factors which may also include changes in UMG’s business and operations and in performance across its competitors, changes in laws and regulations affecting UMG’s business and changes in its capital structure as a result of the proposed Transactions and its contemplated public listing, (xi) the ability to implement business plans, forecasts, and other expectations after the completion of the proposed Transactions, and identify and realize additional opportunities, (xii) the number of shares of Class A Common Stock redeemed by the Company’s stockholders in the Redemption Tender Offer or the number of warrants exchanged and shares of Class A Common Stock issued in the Warrant Exchange Offer, (xiii) possible variances between the historical financial information UMG presents and its future financial statements, when they become available, (xiv) potential material differences between the terms of SPARC described herein and those ultimately offered to investors or the SEC failing to declare the registration statement in respect of SPARC’s securities effective or the NYSE or Nasdaq listing the securities or either the SEC or the applicable stock exchange imposing conditions that would prevent SPARC from operating in the manner intended and (xv) the impact of the global COVID-19 pandemic on any of the foregoing.

The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of the registration statements for the Distribution and the SPARC rights offering that will be filed with the SEC in respect of the proposed Transactions. Those filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and the Company assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. The Company does not give any assurance that the Company will achieve its expectations or that the proposed Transactions will occur at all. The inclusion of any statement in this Current Report on Form 8-K does not constitute an admission by the Company or any other person that the events or circumstances described in such statement are material.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits. The following exhibits are filed with this Form 8-K:

Exhibit No.	Description of Exhibits

99.1	Press Release, dated June 20 2021

99.2	Transaction Overview Presentation, dated June 20 2021

99.3	Transaction Overview Press Release, dated June 20 2021

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERSHING SQUARE TONTINE HOLDINGS, LTD.

By:	/s/ William A. Ackman
Name:	William A. Ackman
Title:	Chief Executive Officer, Chairman of the Board of Directors

Dated: June 21, 2021